                                                                    EXHIBIT 4.11

                               PURCHASE AGREEMENT


          PURCHASE AGREEMENT made as of December 29, 1995 by and between IMRE CORPORATION, a Delaware corporation (hereinafter referred to as "Seller") and the purchasers listed on Schedule A hereto (each of which is hereinafter referred to as "Buyer"). The use of the term Buyer herein shall in all cases refer to a Buyer severally and not jointly.

          WHEREAS, Seller desires to sell and Buyer desires to purchase the Securities of Seller (as hereinafter defined) subject to the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.  PURCHASE AND SALE OF SECURITIES.

          1.1 PURCHASE AND SALE OF SECURITIES. In reliance upon the representations and warranties made herein and subject to the terms and conditions hereof, each Buyer intending to be legally bound hereby agrees, severally, to purchase from Seller and Seller agrees to issue and sell to Buyer at the Closing (as herein defined) that aggregate principal amount of Seller's Senior Bridge Debentures due July 1, 1996 (the "Debentures") as set forth opposite each Buyer's name on Schedule A hereto.

          The Debentures to be sold and purchased at the Closing under this Agreement are hereinafter sometimes referred to as the "Securities".

          1.2 PURCHASE PRICE AND PAYMENT FOR THE SECURITIES. In consideration of the sale of the Securities, Buyer agrees that at the Closing, assuming the conditions specified in Section 6.1 are satisfied or waived, it will pay to Seller by check or by wire transfer the sum set forth as purchase price next to Buyer's name on Schedule A hereto.

          1.3 TIME AND PLACE CLOSING. The purchase and sale of the Securities shall take place at such place as may be fixed by Seller (each such closing herein called "Closing"). The initial Closing of the Securities shall be held at 11:00 a.m. on December 29, 1995 at such place as may be fixed by mutual agreement of Buyer and Seller. The Company may sell additional Securities at a price per Security not less than that of the Securities purchased in the initial Closing to such other buyer(s) as the Company's Board of Directors shall select. Any buyer in a subsequent closing shall execute a counterpart signature page to this Agreement and any additional sales of Securities shall be deemed to be made hereunder.

          1.4 TRANSFER OF THE SECURITIES. At the Closing, Seller shall deliver or cause to be delivered to Buyer the Securities free and clear of all restrictions upon transfer (other than restrictions under federal or state securities laws) liens, pledges, charges, and encumbrances of any kind.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SELLER.

          2.1 MAKING OF REPRESENTATIONS AND WARRANTIES. Seller hereby makes the following representations and warranties contained in this Section 2.

          2.2 ORGANIZATION AND QUALIFICATION OF SELLER. Each of Seller and the subsidiaries of the Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to own or lease its properties and to conduct the business heretofore conducted by it in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Seller's corporate charter and of Seller's By-laws as amended to date made available to Buyer are complete and correct. Seller is duly registered or qualified to do business as a foreign corporation in the State of Washington and neither the character or location of the properties owned or leased by Seller nor the nature of the business transacted by Seller makes registration or qualification in any other jurisdiction necessary, except where failure to so qualify would not have a material adverse effect on Seller.

          2.3  AUTHORITY OF SELLER; NO CONFLICTS.

               (a) Seller has full power and authority to enter into and perform this Agreement, issue and sell the Securities, and consummate the transactions contemplated hereby. When issued in accordance with this Agreement, the Securities will be validly issued, fully paid and nonassessable. All necessary action, corporate or otherwise, has been taken by Seller to authorize the execution, delivery, and performance of this Agreement, and the Agreement is the valid and binding obligation of Seller enforceable in accordance with its terms.

               (b) The execution and delivery of this Agreement by Seller does not, and the issuance of the Securities and the performance of the terms hereof by Seller will not, constitute a default or event of default under, or violate, conflict with, or result in any breach of the terms, conditions, or provisions of: (i) the corporate charter or By-laws of Seller; (ii) the laws or regulations of any jurisdiction or any other governmental requirements; or (iii) any material mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, injunction, judgment or decision to which Seller is a party or by which it or its property is bound or materially affected. Except

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for filings with the Securities and Exchange Commission (the "Commission") and
applicable state securities administrators, no approval, authorization, license, permit or other action by, or filing with, any federal, state, or municipal commission, board, agency or other governmental authority is required in connection with the execution and delivery by Seller of this Agreement, the issuance of the Securities, or the consummation of the transaction contemplated hereby.

               (c) Unless otherwise indicated in the Disclosure Documents (as defined in Section 2.5 hereof), Seller holds all right, title and interest in and to the entire equity interest in each subsidiary free and clear of any liens, claims and encumbrances.

          2.4  CAPITAL STOCK OF SELLER.

               (a) The authorized capital stock of Seller is as set forth in the Seller's Information Statement dated November 13, 1995.

               (b) Except as described in the Disclosure Documents (as defined in Section 2.5 hereof) and except as provided in Exhibit 2.4(b) hereof, Seller does not have outstanding any securities convertible or exchangeable into shares of its capital stock and Seller is not party to or bound by any outstanding subscriptions, warrants, calls, options, rights, commitments, or agreements of any kind calling for the issuance of shares of any class of its capital stock or for the issuance of any securities convertible or exchangeable, actually or contingently, into shares of any class of its capital stock. Except as set forth in the Disclosure Documents, the issuance and sale of the Securities will not result in the issuance of, or give rise to any obligation of Seller to issue any additional shares of capital stock pursuant to any such subscriptions, warrants, calls, options, rights, commitments or agreements.

               (c) Except as otherwise stated in the Disclosure Documents (as defined in Section 2.5 hereof) and except as provided in Exhibit 2.4(c) hereof:
(i) there are no preemptive or similar rights to purchase or otherwise acquire shares of any class of the capital stock or other securities of Seller pursuant to any provision of law, Seller's corporate charter or by-laws, or any agreement to which Seller is a party or by which it is bound; (ii) there are no agreements, restrictions or encumbrances binding upon Seller with respect to the sale or voting of any shares of any class of capital stock of Seller (whether outstanding or issuable upon conversion or exercise of outstanding securities), other than restrictions on transfer imposed by state and federal securities laws; and (iii) Seller is not party to or bound by any agreement or arrangement requiring it to repurchase, redeem, or retire any shares of any class of its capital stock.

               (d) All shares of any class of capital stock and all other securities heretofore issued by Seller have been issued either: (i) pursuant to an effective registration under the Securities Act of 1933, as amended (the "1933 Act"), and qualification under applicable state securities laws; or (ii) in transactions exempt from such registration and qualification. Seller has not violated the 1933 Act in connection with the issuance of any shares of any class of capital stock or other securities prior hereto.

               (e) Except for the registration rights granted hereunder and granted to the purchasers of the Company's 7% Convertible Debentures due
March 31, 2001, and except as otherwise stated in the Disclosure Documents (as defined in Section 2.5 hereof), no person has any right to cause Seller to effect the registration under the 1933 Act of any shares of Common Stock or any other securities (including debt securities) of Seller.

               (f) All of Seller's stock option plans, and the number of shares of Common Stock or other securities authorized and reserved for issuance thereunder, are described in the Disclosure Documents.

          2.5  DISCLOSURE DOCUMENTS.

               (a) Seller previously furnished to Buyer copies of the Annual report on Form 10-K (excluding exhibits) for the year ended December 31, 1994, copies of its Proxy Statement dated May 17, 1995 and copies of its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 1994, and copies of the Company's Information Statement dated November 13, 1995 and its current report on Form 8-K dated March 28, 1995 and its Current Report on Form 8-K dated as of November 22, 1995 filed with the Commission and any other reports filed by Seller with the Commission under the Securities and Exchange Act of 1934 ("1934 Act") subsequent to September 30, 1995 and prior to the date hereof (collectively the "SEC Reports"). Seller previously furnished to Buyer copies of the exhibits to Seller's Annual Report on Form 10-K for the year ended December 31, 1994 and the other agreements and documents listed on Schedule B attached hereto and made a part hereof (the SEC Reports and the material listed on Schedule B are sometimes hereinafter collectively referred to as the "Disclosure Documents"). None of the information contained in the Disclosure Documents contains any untrue statements of a material fact or omits to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, which misstatement or omission was not corrected in a subsequent Disclosure Document.

               (b) Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents the consolidated financial position of Seller as of its date, and the other financial statements included in the SEC Reports (including related notes and schedules), fairly present the consolidated results of operation or other information included therein of Seller for the periods or as of the dates therein set forth in accordance with generally accepted accounting principles consistently applied during the periods involved (except that the interim reports are subject to normal recurring adjustments which might be required as a result of year-end audit, and except as otherwise stated therein). The balance sheet of Seller at December 31, 1994 included in Seller's Annual Report on Form 10-K for the period then ended is hereinafter sometimes referred to as the "Balance Sheet."

          2.6  TITLE TO PROPERTIES; LIENS; CONDITIONS OF PROPERTIES.

               (a) The Seller has good and marketable title to all of its material assets and properties, and all of its leases of real or personal property are valid and subsisting, and no default exists under any provision thereof, the existence of which gives rise to a right of termination by the lessor; and none of Seller's material assets and property is subject to any title restriction and except as disclosed in the Disclosure Documents, none of Seller's material assets and property is subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge.

               (b) All machinery and equipment used in Seller's business are in working order and have been properly maintained, and to the best of Seller's knowledge, its use of the premises occupied by it is in compliance in all material respects with all ordinances, rules, regulations, zoning, business and fire codes, and all other laws and requirements of governmental authorities.

               (c) To the best of Seller's knowledge, Seller's use of the properties occupied by Seller is not in material violation of any law, and no notice from any governmental body has been served upon Seller or upon any property occupied by Seller claiming any violation of any such law, ordinance, code or regulation or requiring, or calling attention to the need for, any work, repairs, construction, alterations, or installation on or in connection with said properties which has not been complied with. To the best of Seller's knowledge, it has the right to use such properties occupied by it for the operations presently therein conducted.

               (d) Seller has not to its knowledge, illegally released or disposed of any hazardous or toxic waste, substance, or materials on any property occupied by it, and Seller does not know of any such release or disposal by any other party of any such property.

          2.7 PAYMENT OF TAXES. Seller has filed, or obtained extension of the time to file all federal, state and to the best of Seller's knowledge, all local income, withholding, exercise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it, has accrued or paid all taxes owing by it, except taxes which have not yet accrued or otherwise become due.

          2.8 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, Seller has no material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due) except liabilities fully reflected or reserved against in the Balance Sheet or disclosed in the Disclosure Documents. To the best of Seller's knowledge, there is no threatened material claim, debt, liability or obligation (including unpaid federal, state, or local taxes) of any nature or in any amount not fully reserved against in the Balance Sheet or not fully reflected in the Disclosure Documents.

          Except as disclosed in the Disclosure Documents, Seller has no notes or accounts payable to any person, firm, or corporation which is affiliated with Seller or to any director, officer, or principal stockholder of Seller.

          2.9 CHANGES. Except as set forth in the Disclosure Documents, since December 31, 1994:

               (a) except for continuing operating losses through the date hereof, there has been no material adverse change in the business, property, financial condition or results of operations of Seller;

               (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of Seller's capital stock by Seller, or any declaration, setting aside or payment of any dividend or other distribution by Seller in respect of its capital stock;

               (c) except for the transaction contemplated hereby, Seller has not incurred any material obligation or liability other than in the ordinary course of its business, has not incurred any contingent liability (as guarantor or otherwise) with respect to the obligations of others, has not transferred or otherwise disposed of any material assets other than in the ordinary course of business, and has in all other respects conducted its business in the ordinary course;

               (d) there has been no damage, destruction or casualty loss (whether or not covered by insurance) materially and adversely affecting the business, property, financial condition or results of operations of Seller; and

               (e) Seller has not incurred any obligation or liability to any stockholder, director, or officer of Seller other than in the ordinary course of Seller's business and Seller has not made any loans or advances to any of its stockholders, directors, or officers, except for normal advances or reimbursable expenses.

          2.10 PATENTS, TRADE NAMES, TRADEMARKS AND COPYRIGHTS. All patents, patent applications, trade names, service marks, registered trademarks, trademark applications, and copyrights of Seller referred to in the Disclosure Documents have been duly registered in, filed in or issued by the United States Patent Office, the United States Register of Copyrights or the corresponding offices of the other countries indicated, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such country and are either owned by Seller or licensed to Seller under license agreements. Seller represents and warrants that, except as set forth in the Disclosure Documents:

               (a) to the best of Seller's knowledge, no other person has an interest in or right or license to use, or the right to license others to use said patents, patent applications, trade names, service marks, registered trademarks, trademark applications, or copyrights;

               (b) there are no material claims or demands of any other person pertaining thereto, and no proceedings have been instituted, or any pending or, to the best of its knowledge, threatened, which challenge the rights of Seller in respect thereof;


               (c) to the best of Seller's knowledge, none of its patents, trade names, service marks, trademarks or copyrights is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation;

               (d) no proceeding charging Seller with infringement of any adversely held patent, trade name, service mark, or copyright has been filed or to the best of Seller's knowledge, is threatened to be filed; and

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               (e)  Seller does not, and is not required to, pay any license fee or royalty to any person for the use of any such patent, trade name, service mark, trademark or copyright.

          2.11 TRADE SECRETS AND CUSTOMER LISTS. Except as otherwise stated in the Disclosure Documents, Seller owns or has the exclusive right to use, all trade secrets, proprietary information, customer lists, formulas, engineering drawings, research, engineering, marketing and other data, and engineering, manufacturing, and production methods, processes, technology, and know-how (collectively, the "Proprietary Information") required for or incidental to the business of Seller. Seller has taken all steps necessary or desirable to keep any confidential information or trade secrets confidential. Seller is not using or in any way making use of any confidential information or trade secrets of any third party, including, without limitation, a former employer or any present or past employee of Seller. Seller represents and warrants that, except as set forth in the Disclosure Documents:

               (a) to the best of Seller's knowledge, no other person has an interest in or right or license to use, or the right to license others to use, any of the Proprietary Information.

               (b) there are no material claims or demands of any other person pertaining thereto, threatened, which challenge the rights of Seller in respect thereto;

               (c) to the best of Seller's knowledge, none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation;

               (d) no proceeding charging Seller with infringement of any adversely held Proprietary Information has been filed, or to the best of Seller's knowledge, is threatened to be filed; and

               (e) Seller does not, and is not required to, pay any license fee or royalty to any person for the use of any Proprietary Information.

          2.12 CONTRACTS. Except as set forth in the Disclosure Documents, Seller is not in material default under any contract, commitment, plan, agreement, instrument, license or lease or under any purchase order or sales order, which default would have a materially adverse effect on the business or financial condition of Seller.

          2.13 UNIONS. The employees of Seller are not now, and never have been, in their capacity as employees of Sellers,

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represented by any labor union for collective bargaining or any other purpose.
To the best of Seller's knowledge, there is no union organizational activity involving Seller or its employees.

          2.14 EMPLOYEE BENEFIT PLAN. Except as set forth in the Disclosure Documents, Seller does not have, and has never had, any pension or profit sharing, savings, thrift or other retirement plans (including multi-employer plans).

          2.15 LITIGATION. Except as described in the Disclosure Documents, there is no suit, action, or legal, administrative or other proceeding or governmental investigation pending, or, to the best of Seller's knowledge, threatened, anticipated or contemplated against Seller or any of its properties, which, in any single case or in the aggregate, challenges or questions in any respect, the validity of, or would prevent or hinder the consummation of, the transactions contemplated by this Agreement or which, if adversely determined, would have a material adverse effect on the properties, assets, condition (financial or otherwise) and business of Seller, and there are no unsatisfied or outstanding judgments, orders, decrees or stipulations which would prevent or hinder the consummation of the transactions contemplated by this Agreement. Seller does not know or have grounds to know of any basis for any action or of any governmental investigation relating to or affecting the properties, assets, condition (financial or otherwise) and business of Seller.

          There are no claims or proceedings against Seller pending, or to the best of Seller's knowledge, threatened, anticipated or contemplated which, if valid, would constitute or result in a breach of any representation, warranty or agreement set forth herein.

          2.16 COMPLIANCE WITH LAWS. To the best of its knowledge, except as otherwise stated in the Disclosure Documents, Seller is in compliance in all material respects with all laws, ordinances, rules, regulations and other governmental requirements which apply to the conduct of its business, including, without limitation, all laws and regulations relating to (i) employment and labor relations (including all provisions thereof relating to wages, hours, equal opportunity, discrimination, collective bargaining, and the withholding and payment of social security and all other taxes), (ii) the pollution of the environment and the use or disposal of hazardous or toxic wastes, substances or materials and (iii) government contracts.

          Based upon the representations and warranties of Buyer contained in
Section 3 of this Agreement and in the Investor Questionnaire delivered by Buyer to Seller contemporaneously herewith, the offer and sale of the Securities pursuant to this

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Agreement are exempt from the registration requirements of the 1933 Act and do not require registration of the Securities under any state securities or "blue sky" laws.

          2.17 INSURANCE. With respect to its properties and assets, Seller has in full force and effect insurance against such risks in such amounts as is customary for similar businesses, including, without limitation, products liability insurance. Except as described in the Disclosure Documents, to the best of Seller's knowledge, all sales of products and performance of services by Seller at all times heretofore were in compliance of all material respects with all of Seller's representations, warranties and agreements, express or implied, and laws, rules, regulations, and requirements of governmental authorities.

          2.18 WARRANTY OR OTHER CLAIM. Except as described in the Disclosure Documents, there are no existing, or to the best of Seller's knowledge, threatened, anticipated or contemplated claims against Seller, for products which are defective or fail to meet any product warranties.

          2.19 LICENSES AND PERMITS. Except as described in the Disclosure Documents, Seller holds in good standing, or has applied for, all licenses, permits, authorizations, franchises, consents and orders of all federal, state, local, and foreign governmental bodies necessary to carry on its business as reflected or contemplated in the Disclosure Documents and Seller has no reason to believe that any such licenses, permits, authorizations, franchises, consents or orders will be revoked, terminated or suspended.

          2.20 BURDENSOME AGREEMENTS. Seller is not subject to or bound by any consent decree, agreement, judgment, decree or order, and, except as otherwise stated in the Disclosure Documents, does not know of or have grounds to know of any basis for any action or governmental proceedings, which may materially and adversely affect the properties, assets, business, prospects or condition, financial or otherwise, of Seller, or result in the revocation or limitation of any license, permit or franchise held by the Company.

          2.21 TRANSACTIONS WITH INTERESTED PERSONS. Except as described in the Disclosure Documents, no officer or director of Seller owns directly or indirectly, on an individual or joint basis, any interest (other than a stock or other equity interest of less than 5%) in, or serves as an officer or director of, any customer, competitor or supplier of Seller or any organization which has a contract or arrangement with Seller.

          2.22 MISSTATEMENTS AND OMISSIONS. Seller has not made any material misstatements of fact or omitted to state any

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material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

          2.23 CHANGES IN BUSINESS RELATIONSHIPS. Except as otherwise stated in the Disclosure Documents, Seller does not know, or have reason to know, of any changes or threatened changes in the customer or supplier relationships of Seller, including, without limitation, any discontinuance of contractual relationships.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

          3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. Buyer hereby makes the representations and warranties contained in this Section 3.

          3.2 Buyer (A) has been provided with a copy of the Disclosure Documents and has carefully reviewed the same, (B) has been provided with such additional information with respect to Seller as Buyer or Buyer's agent or attorney has requested, and (C) has had the opportunity to discuss such information with members of the management of Seller and any questions that Buyer had with respect thereto have been answered to the full satisfaction of Buyer. Notwithstanding the foregoing, Seller acknowledges that the representations and warranties provided by Seller in Section 2 hereof have been relied upon by Buyer in connection herewith.

          3.3 Buyer has reviewed the merits and risks of an investment in the Securities with tax and legal counsel and with an investment advisor to the extent deemed advisable by Buyer.

          3.4 Buyer recognizes that an investment in the Securities involves a number of significant risks, including, without limitation, any set forth in the Disclosure Documents; and Buyer, or Buyer's agent or other third party representative of Buyer, if any, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment therein.

          3.5 Buyer is not relying on Seller with respect to the economic, tax and other considerations to be considered by Buyer relating to this investment. With respect to such considerations, Buyer has relied on the advice of his own qualified advisors to the extent Buyer has deemed appropriate.


          3.6 ACCREDITED INVESTOR; CONFIDENTIAL INVESTOR QUESTIONNAIRE. Buyer is an "accredited investor" within the definition set forth in Rule 501(a) under the 1933 Act. All information included in the Confidential Investor Questionnaire is complete and accurate. Buyer understands that Seller is relying on all such information.

          3.7 SECURITIES NOT REGISTERED. Buyer understands that (i) the Securities have not been registered for sale under federal or state securities laws and that the Securities are being offered and sold to Buyer pursuant to one or more exemptions from the registration requirements of such securities laws;
(ii) in order to satisfy such requirements, Buyer must be acquiring the Securities for its own account for investment and not with a view to distribution thereof except in accordance with applicable securities laws and that the representations and warranties contained in this Section 3 are given with the intention that Seller may rely thereon for purposes of claiming such exemption; and (iii) the Securities cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.

          3.8 SECURITIES ACQUIRED FOR INVESTMENT; LIMITATION ON DISPOSITION. Buyer agrees that the Securities will not be sold or otherwise transferred unless (i) a registration statement with respect thereto has become effective under the 1933 Act; or (ii) there is presented to Seller an opinion of counsel reasonably satisfactory to Seller that registration under federal and state securities is not required; or (iii) pursuant to the provisions of Rule 144 promulgated under the 1933 Act (and, in the case of (i) and (iii), there is presented to Seller an opinion of counsel reasonably satisfactory to Seller that the sale or transfer will not subject Seller to any liability under applicable state securities laws). Buyer consents that any transfer agent of Seller may be instructed not to transfer any Securities, unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate or other instrument representing the Securities (and any certificates or instruments issued in substitution therefor), a legend calling attention to the foregoing restrictions on transferability of such Securities stating in substance:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS: (1) IN THE OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, REGISTRATION IS NOT REQUIRED, OR (2) THE SECURITIES ARE SOLD IN COMPLIANCE WITH AND PURSUANT TO THE PROVISIONS OF SECURITIES AND EXCHANGE COMMISSION RULE 144, IF APPLICABLE. ANY PERSON TO OR FROM WHOM THE WITHIN SECURITIES ARE PLEDGED OR HYPOTHECATED SHALL BE SUBJECT TO THESE RESTRICTIONS."

          3.9 ACCESS TO INFORMATION. Buyer acknowledges receipt from Seller of the information referred to in Section 2.5 hereof and access to information if requested.

SECTION 4.  COVENANTS OF SELLER.

          4.1 MAKING OF COVENANTS AND AGREEMENTS. Seller makes the covenants and agreements set forth in this Section 4.


          4.2 CONSUMMATION OF AGREEMENT. Seller shall perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be carried out. To this end, Seller will obtain all necessary authorizations or approvals of its Board of Directors to the execution and performance of this Agreement, which shall include as integral parts thereof the issuance to Buyer of the Securities upon the terms and conditions set forth in this Agreement.

          4.3 CURRENT PUBLIC INFORMATION. Seller will file all reports required to be filed by it under the 1933 Act or the Securities and Exchange Act of 1934 (the "1934 Act") and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Buyer may reasonably request all to the extent required to enable each such Buyer to sell the Securities pursuant to (i) Rule 144 adopted by the Commission under the 1933 Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

          4.4 COMPLIANCE WITH REGULATION D. Seller agrees to file five copies of a Form D with the Securities and Exchange Commission within fifteen days of the date of the Closing and to file, on a timely basis, any amendments or supplements to such Form D as may be required under Regulation D promulgated under the 1933 Act. Seller also agrees to comply with the filing requirements of state securities laws applicable to the sale of the Securities hereunder.

SECTION 5.  COVENANTS OF BUYER.

          5.1 MAKING OF COVENANTS AND AGREEMENTS. Buyer makes the covenants and agreements set forth in this Section.

          5.2 CONSUMMATION OF AGREEMENT. Buyer shall perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be carried out.

          5.3 CURRENT PUBLIC INFORMATION. Buyer shall file all reports required to be filed by it under the 1934 Act and the rules and regulations adopted by the Commissioner thereunder, including without limitation, as applicable, Schedules 13G, 13D, Form 3, Form 4, and Form 5.

          5.4 FURNISHING OF INFORMATION. Buyer shall furnish to Seller all information, questionnaires and statements reasonably requested by Seller in connection with Seller's preparation of reports, Disclosure Documents, proxy materials and other filings under the 1933 Act and the 1934 Act. Buyer shall further furnish to Seller any other written information and statements reasonably requested by Seller.

SECTION 6.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

          6.1 CONDITIONS. The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction of the following conditions on or prior to the Closing Date except to the extent that any such condition can be and is waived by Buyer:

               (a) BOARD OF DIRECTOR AUTHORIZATION. This Agreement and the transactions contemplated hereby shall have been duly approved by a majority vote of Seller's Board of Directors.

               (b) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Seller contained in Section 2 hereof shall be true and correct in all material respects as though made at the time of and as of the Closing; Seller shall, at or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing, and Seller shall have delivered to Buyer a Certificate of its Chief Executive Officer, President or Vice President dated as of the Closing Date to the foregoing effect.

               (c) EXPENSES OF COUNSEL. At the Closing, the Seller shall pay, for services rendered, the reasonable fees and expenses of Werbel McMillin & Carnelutti, P.C., which has from time to time serves as special counsel to the Company, acting in connection herewith as counsel to Allen & Company Incorporated, a buyer of the Securities.

               (d) NEW MANAGEMENT. Each of Dr. Jay Kranzler and Dr. Debby Jo Blank shall be appointed Chief Executive Officer and President of the Seller respectively.

SECTION 7.  TERMINATION OF AGREEMENT.

          7.1 TERMINATION. At any time prior to the Closing this Agreement may be terminated (i) by mutual consent of the parties; (ii) by either party, upon written notice to the other, if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party in its representations, warranties and covenants set forth herein; or (iii) by Buyer, if the conditions stated in Section 6.1 have not been satisfied or waived at or prior to the Closing.

          7.2 EFFECT OF TERMINATION. If this Agreement is terminated as above provided, all obligations of the parties to be performed on or subsequent to the effective date of termination as above provided hereof which shall survive termination) shall terminate without further liability of either party to the other. In the event that this Agreement is terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such party (including any copies thereof made by the first party).

SECTION 8.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

          8.1 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by Seller to Buyer incident to the transactions contemplated hereby shall be deemed to have been relied upon by the other party hereto, and with respect to representations and warranties, shall survive for a period of one (1) year following the Closing. All agreements, covenants and obligations shall survive the Closing regardless of any investigation made by or on behalf of either party hereto and shall not merge in the performance of any obligation by either party hereto.

SECTION 9.  MISCELLANEOUS.

          9.1 LAW GOVERNING. This Agreement shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be fully performed therein.

          9.2  FINDER'S FEES.

               (a) The Seller (i) represents and warrants that, except for Merrill Weber & Co., Inc., Allen & Company Incorporated and Paramount Capital, Inc., it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold harmless the Buyers of and from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Seller, or any of its employees or representatives, are responsible.

               (b) Each Buyer (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold harmless the Seller and the other Buyers of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Buyer, or any of Buyers' employees or representatives, are responsible.

               (c) Seller agrees that as payment for services provided as broker hereunder each of Merrill Weber & Co., Inc., Allen & Company Incorporated and Paramount Capital, Inc. (or their designees) shall, upon conversion of the Debentures, at such broker's option, either (a) be issued such number of shares of the security in which the Debentures are converted calculated in accordance with the following formula:

               .06 x total number of shares issued upon
               conversion of the Debentures for which each such
               holder is identified as broker on
               Schedule A hereto
               -------------------------------------------------
                                        $1.50

or (b) be paid a fee equal to six percent (6%) of the principal amount of any Debenture converted in accordance with its terms for which Merrill Weber & Co., Inc., Allen & Company Incorporated or Paramount Capital, Inc. is indicated as Broker on Schedule A hereto. In addition, Paramount Capital, Inc. may direct any commissions otherwise owed to it pursuant to this paragraph 9.2(c) to any other party, including to purchasers of the Debentures, provided that such action is not in contravention of the rules of the NASD.

          9.3 NOTICES. All notices, requests, demands or other communications hereunder shall be deemed to have been duly given if delivered or mailed by certified or registered mail.

     To Seller:

          Mr. Alex P. de Soto
          Chief Financial Officer
          Imre Corporation
          401 Queen Anne Avenue North
          Seattle, Washington  98109

     With a copy to:

          Cooley Godward Castro Huddleson & Tatum
          4365 Executive Drive
          Suite 1200
          San Diego, California  92121-2128

          To Buyer:

          At the address set forth on
          the signature page hereof

or to such other address or addresses of which either party may notify the other party.

          9.4 ENTIRE AGREEMENT. This Agreement, including the Exhibits referred to herein, is complete and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by either party hereto, have been expressed herein or in such Exhibits.

          9.5 ASSIGNABILITY. This Agreement may not be assigned by either Buyer or Seller without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement in connection with the transfer of its interest in the underlying Securities provided that with respect to any such assignment by Buyer, (a) the buyer is an "accredited investor" as defined in Section 501(a) of Regulation D under the 1933 Act; (b) such buyer acquires such Securities from Buyer in a privately negotiated, non-market transaction pursuant to the so called 4 (1/2) exemption under the 1933 Act or other available exemption under the 1933 Act; and (c) such buyer executes and delivers to Seller a writing evidencing such buyer's agreement to be bound by the terms of this Agreement and such questionnaires as Seller may request. Buyer may also assign his rights under this Agreement to members of his immediate family or trusts for his own benefit or to other entities which own or control, or are owned or controlled by, Buyer; provided that such transfers meet the conditions of clauses (b) and (c) of the immediately preceding sentence. Assignees to which assignment is made in accordance with this Section are hereinafter referred to as "Permitted Assignees". This Agreement shall be enforceable by and shall inure to the benefit of and be binding upon the parties hereto and their successors and Permitted Assignees and no others.

          9.6 FEES AND EXPENSES. Except for the fees and disbursements of counsel to the Buyers of the Securities as provided in Section 6.1(d) hereof, each of the parties will bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

          9.7 PUBLICITY AND DISCLOSURE. Except as may be required by federal securities laws, no press release or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by Buyer hereto without the prior approval of the Seller.

          9.8 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          9.9 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, any provision in any of the Purchase Agreements may be amended or waived only if the Seller shall obtain the written consent of the holders of a majority in interest of the securities purchased from Seller pursuant to the Purchase Agreements.

          9.10 ADDITIONAL COVENANT. The Company hereby agrees and acknowledges that it will use its best efforts to consummate a sale of Common Stock of the Company or securities exchangeable, convertible or exercisable into or for Common Stock of the Company prior to March 1, 1996 to the extent a purchaser or purchasers acceptable to the Company offer(s) to purchase a minimum of $2,500,000 of such security at (i) a price of no less than $1.50 per share if the security sold is Common Stock of the Company or (ii) a conversion price of no less than $1.50 per share if the security sold is a security that is exchangeable, convertible or exercisable into or for Common Stock of the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                              IMRE CORPORATION



                              By: Alex P. de Soto
                                 -------------------------------
                                   Chief Financial Officer

                              ALLEN & COMPANY INCORPORATED
                              ----------------------------------
                              Print Name of Buyer

                              ------------------------------------
                              Signature of Buyer

                              Address for Notice:

                                   711 Fifth Avenue
                                   9th Floor
                                   New York, New York  10022
                                   Attn: Ms. Lauren M. Tyler

                              With a copy to:

                                   Robert H. Werbel, Esq.
                                   Werbel McMillin & Carnelutti
                                   711 Fifth Avenue
                                   New York, New York  10022

                              THE ARIES DOMESTIC FUND, L.P.
                              ------------------------------------
                              Print Name of Buyer

                              ------------------------------------
                              Signature of Buyer

                              Address for Notice:




                              With a copy to:




                              THE ARIES TRUST
                              ------------------------------------
                              Print Name of Buyer

                              ------------------------------------
                              Signature of Buyer

                              Address for Notice:




                              With a copy to:


                              ------------------------------------
                              Print Name of Buyer

                              ------------------------------------
                              Signature of Buyer

                              Address for Notice:



                              With a copy to:

                                   Steven H. Shapiro, Esq.
                                   Holeb & Coff
                                   55 East Monroe Street
                                   Suite 4100
                                   Chicago, IL  60603-5896

                                   SCHEDULE A


BUYERS                   PRINCIPAL AMOUNT    PURCHASE PRICE         BROKER
------                   ----------------    --------------         ------

  Allen & Company           $500,000            $500,000       Allen & Company
   Incorporated                                                 Incorporated

The Aries Domestic          $250,000            $250,000          Paramount
     Fund L.P.                                                  Capital, Inc.

  The Aries Trust           $250,000            $250,000          Paramount
                                                                Capital, Inc.

  Drobny/Fischer            $250,000            $250,000       Merrill Weber &
    Partnership                                                   Co., Inc.

 Stewart A. Shiman          $125,000            $125,000       Merrill Weber &
                                                                  Co., Inc.

Howard "Buzz" Simons        $125,000            $125,000       Merrill Weber &
                                                                  Co., Inc.

                                   SCHEDULE B


             ADDITIONAL DOCUMENTS OR INFORMATION FURNISHED BY SELLER



The Confidential Offering Memorandum dated December 28, 1995 along with all exhibits, schedules and annexes attached thereto.

                                 EXHIBIT 1.1(A)

                                 EXHIBIT 1.1(B)

                                 EXHIBIT 2.4(B)

                                 EXHIBIT 2.4(C)